UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 19, 2007

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31048	33-0766069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9150 Wilshire Boulevard, Suite 242 Beverly Hills, CA 90212
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (310) 246-0090

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Materal Definitive Agreement

On January 19, 2007, Pacificap Entertainment Holdings, Inc. (the “Company”) and Ed Litwak (“Executive”) entered into a Separation, Release and Consulting Agreement (the “Agreement”) pursuant to which Executive shall receive $217,000 payable (i) $25,000 upon the execution of the agreement and (ii) $192,000 over a 64 month period at a rate of $3,000 per month in consideration for, among other things, (i) Executive’s release of claims against the Company including, but not limited to claims involving the Broadcast Division (ii) as severance upon Executive’s ceasing to be employed by the Company and (iii) as a bonus in recognition of Executive’s past service and contributions to the Company.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 26, 2007, Michael Riley and Donald Parson resigned as members of the Board of Directors of the Company, effective immediately. There was no disagreement or dispute between either Mr. Riley or Mr. Parson and the Company which led to their respective resignations.

On January 26, 2007, Ed Litwak resigned as president and director of the Company, effective immediately. There was no disagreement or dispute between Mr. Litwak and the Company which led to his resignation.

On January 26, 2007, our Board of Directors appointed Mark Schaftlein as president and director of the Company. There is no understanding or arrangement between Mr. Schaftlein and any other person pursuant to which Mr. Schaftlein was selected as an executive officer and director. Mr. Schaftlein presently does not serve on any committee of our Board of Directors. Mr. Schaftlein may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof. Mr. Schaftlein does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Schaftlein has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer.

Mr. Mark Schaftlein has spent the last 5 years as the Managing Director of Ocean Avenue Advisors, LLC. Ocean Avenue Advisors is a financial consulting firm whose primary focus is assisting small and micro cap companies. Prior to his tenure at Ocean Avenue Advisors Mr. Schaftlein spent 20 years in the mortgage banking industry, including 7 years with Citigroup. Mr. Schaftlein has a Bachelor of Science in Business Administration from Western Kentucky University. Mr. Schaftlein is currently a member of the board of directors of the following public companies: Globalnet Corporation, an international telecommunications services company, Epicus Communications, Inc., a telecommunications company and SP Holding Corp., a blank check shell company that recently merged with Organic Holding Company, Inc.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Separation, Release and Consulting Agreement by and between Pacificap Entertainment Holdings, Inc. and Ed Litwak, dated January 19, 2007

99.1	Resignation Letter of Michael Riley, dated January 26, 2007

99.2	Resignation Letter of Donald Parson, dated January 26, 2007

99.3	Resignation Letter of Ed Litwak, dated January 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacificap Entertainment Holdings, Inc.

/s/ Mark Schaftlein
Mark Schaftlein
President

Date: January 31, 2007